NASCOR MORTGAGE LOAN POOL
                       20-YEAR THROUGH 30-YEAR FIXED RATE
                            NON-RELOCATION MORTGAGES
                              NASCOR SERIES 1998-17
                                  POOL PROFILE




                                                          Bid                          Tolerance
                                                          ---                          ---------
AGGREGATE PRINCIPAL BALANCE                           $650,000,000                       (+/- 5.00%)

MORTGAGE LOAN CUTOFF DATE                                  1-Jul-98
INTEREST RATE RANGE                                    6.25% - 9.00%
GROSS WAC                                                      7.45%                   (+/- 10 Bps%)
WEIGHTED AVERAGE SERVICE FEE                                 25 bps
MASTER SERVICING FEE                                        1.7 bps
WAM (in months)                                                 358                    (+/- 2 month)

WALTV                                                           74%                    (maximum 79%)

CALIFORNIA %                                                    39%                    (maximum 45%)
SINGLE LARGEST ZIP CODE CONCENTRATION                            1%                    (maximum  3%)

AVERAGE LOAN BALANCE                                       $310,000               (maximum $340,000)
LARGEST INDIVIDUAL LOAN BALANCE                          $1,500,000             (maximum $1,500,000)

CASH-OUT REFINANCE %                                            14%                   (maximum  18%)

PRIMARY RESIDENCE %                                             97%                    (minimum 92%)

SINGLE-FAMILY DETACHED %                                        93%                    (minimum 87%)

FULL DOCUMENTATION %                                            90%                    (minimum 85%)

UNINSURED greater than 80% LTV %                                 2%                     (maximum 5%)

TEMPORARY BUYDOWNS                                               0%                    (maximum  5%)


THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT.


--------------------------------------------------------------------------------

(1) All dollar amounts are approximate and all percentages are expressed as approximate percentages of the Aggregate Principal Balance.

                            NASCOR MORTGAGE LOAN POOL
                       20-YEAR THROUGH 30-YEAR FIXED RATE
                            NON-RELOCATION MORTGAGES
                              NASCOR SERIES 1998-17
                               PRICING INFORMATION



RATING AGENCIES                          TBD by Norwest

PASS THRU RATE                                   6.75%

ASSUMED SIZE OF PRINCIPAL ONLY CLASS             0.10%

PRICING DATE                                 09-Jun-98

FINAL STRUCTURE DUE DATE                     10-Jul-98          9:00 AM

SETTLEMENT DATE                              30-Jul-98

ASSUMED SUB LEVELS                                 AAA           4.000%
                                                    AA           2.500%
                                                     A           1.200%
                                                   BBB           0.750%
                                                    BB           0.450%
                                                     B           0.250%





NASCOR may structure the excess interest as an interest only certificate, or as fixed retained yield or servicing fee which will be excluded from the trust for Series 1998-17. The principal only certficate created by the discount mortgage loans will not be included in the bid on the pricing date.



NASCOR CONTACTS                               Lori Fountain (301) 846-8185
                                              Brad Davis (301) 846-8009